               Corporations Law of Australian Capital Territory

                           ARTICLES OF ASSOCIATION

                                      OF

                          MORTGAGE RESOURCES LIMITED

                         A Company Limited by Shares

PART 1 - PRELIMINARY

         Definitions

1.1      The following words have these meanings in these Articles unless the contrary intention appears.

         "Alternate Director" means a person appointed as alternate director under Article 14.6;

         "Articles" means these articles of association as amended from time to time, and a reference to a particular article has a corresponding meaning;

         "Auditor" means the auditor or auditors for the time being of the
         Company;

         "Company" means Mortgage Resources Limited;

         "Director" means a director for the time being of the Company, and where appropriate includes an Alternate Director;

         "Executive Director" means a person appointed as executive director under Article 14.29;

         "Managing Director" means a person appointed as a managing director under Article 14.29;

         "Member" means a person for the time being entered in the Register as a member of the Company;

         "Register" means the register of members of the Company to be kept under the Corporations Law and if appropriate includes a branch register;

         "Registered Office" means the registered office for the time being of the Company;

         "Secretary" means a person appointed by the Directors under Article
         15.1 to perform the duties of secretary of the Company; and

         "State" means the state or territory in which the Company is from time to time incorporated.

         Interpretation

1.2      In these Articles:

         (a)  words importing any gender include all other genders;

         (b)  the word person includes a firm, a body corporate, an unincorporated association or an authority;

         (c)  the singular includes the plural and vice versa; and

         (d)  a reference to a statute or code or the Corporations Law (or to a provision of same) means the statute, code or the Corporations Law
              (or provision of same) as modified or amended and in operation for the time being, or any statute, code or provision enacted
              (whether by the State or the Commonwealth of Australia) in its
              place and includes any regulation or rule for the time being in force under the statute, code or the Corporations Law.

1.3      Unless the contrary intention appears in these Article, an expression has, in a provision of these Articles that deals with a matter dealt with by a particular provision of the Corporations Law, the same meaning as in that provision of the Corporations Law.

1.4      Headings are inserted for convenience and do not affect the interpretation of these Articles.

         Table A not to apply

1.5      The regulations contained in Table A in Schedule 1 to the Corporations
         Law do not apply to the Company.

PART 2 - SHARE CAPITAL AND VARIATION OF RIGHTS

         Directors to issue shares

2.1      Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the
         Corporations Law, or as the Company in general meeting may when authorising any issue of shares otherwise direct, shares in the Company are under the control of the Directors who may allot or dispose of all or any of the same to such persons at such times and on such terms and conditions and having attached to them such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise and at a premium or at par or at a discount as the Directors think fit.

2.2      The Directors have the right to grant to any person options or other securities with rights of conversion to shares or pre-emptive rights to any shares for any consideration and for any period.

         Preference shares

2.3      The Company may not issue any preference shares nor may any issued shares be converted into preference shares unless the rights of the holders of the preference shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividends in relation to other shares or other classes of preference shares are set out in the Articles.  Subject to the Corporations Law,
         preference shares may, with the sanction of a resolution of the Company in general meeting, be issued on the terms that they are, or at the option of the Company are, liable to be redeemed.

            Variation of rights

2.4      If at any time the share capital is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), whether or not the Company is being wound up, be varied or abrogated in any way with the consent in writing of the holders of
         three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

2.5      The provisions of these Articles relating to general meetings apply so far as they are capable of application and with the necessary changes to every separate meeting of the holders of a class of shares except that:

         (a)  a quorum is constituted by two persons who, between
              them, hold or represent one-third of the issued
              shares of the class; and

         (b)  any holder of shares of the class, present in person or by proxy, attorney or representative appointed under Article
              11.2 may demand a poll.

2.6      The rights conferred on the holders of the shares of any class are not deemed to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares unless otherwise:

         (a)  expressly provided by the terms of issue of the first-
              mentioned shares; or

         (b)  required by the Corporations Law.

         Commission and brokerage

2.7      The Company may exercise the power to pay brokerage or
         commission conferred by the Corporations Law. The rate or
         the amount of the brokerage or commission paid or agreed to be paid must be disclosed in the manner required by the Corporations
         Law.

2.8      The total brokerage and commission must not exceed 10% of
         the total amount payable on allotment of the shares in
         respect of which the commission is paid.

2.9      The brokerage or commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or partly by the payment of cash and
         partly by the allotment of fully or partly paid shares or
         other securities.

         Recognition and disclosure of interests

2.10     Except as required by law, the Company is not bound or
         compelled in any way to recognise a person as holding a
         share on any trust.

2.11     The Company is not bound by or compelled in any way to
         recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial
         interest in any share or unit of a share or (except as otherwise provided by these Articles or by law) any other right in respect of a share except an absolute right of ownership in the registered holder.

         Right to share and option certificate

2.12     A person whose name is entered as a Member in the Register or as an optionholder in the register of options is entitled without payment to receive a certificate in respect of the shares or options registered in the person's name under the seal of
         the Company in accordance with the Corporations Law but, in respect of shares or options held jointly by several persons, the
         Company is not bound to issue more than one certificate.

2.13     Delivery of a certificate for a share to one of several
         joint holders is sufficient delivery to all such holders.

         Joint holders of shares

2.14     Where two or more persons are registered as the joint
         holders of shares they are deemed to hold the shares as
         joint tenants.

PART 3- LIEN

         Lien on share

3.1      The Company has a first and paramount lien on every share
         (other than a fully paid share) for all money (whether
         presently payable or not) called or payable at a fixed time in repect of that share and such lien extends to all dividends, rights and other distributions from time time declared paid or made in respect of that share.

3.2      The Company also has a first and paramount lien on all
         shares (other than fully paid shares) registered in the name of a
         Member for all money presently payable by that Member to the
         Company and all money which the Company may be called on by law to pay in respect of the shares of that Member.

3.3      The Directors may at any time exempt a share wholly or in
         part from the provisions of Articles 3.1 and 3.2.

         Sale under lien

3.4      Subject to Article 3.5, the Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien as if the share was forfeited.

3.5      A share on which the Company has a lien  may not be sold by the Company unless:

         (a)  a sum in respect of which the lien exists is
              presently payable; and

         (b)  The Company has, not less than 14 days before the
              date of the sale, given to the registered holder
              for the time being of the share or the person
              entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, such part of the amount in
              respect of which the lien exists as is presently payable.

         Transfer on sale under lien

3.6      For the purpose of giving effect to a sale mentioned in Article 3.4, the Company may receive the consideration (if any) given for the share so sold and may execute a transfer of the share sold in favour of the person to whom the share is sold.

3.7      The Company must register the transferee as the holder of the share comprised in any such transfer and the transferee is not bound to see to the application of the purchase money.

3.8      The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the sale of the share.

         Proceeds of sale

3.9      The proceeds of a sale mentioned in Article 3.4 must be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) must (subject to any like lien for sums not presently payable that existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

PART 4 - CALLS ON SHARES

         Directors to make calls

4.1      The Directors may make calls on a Member in respect of any money unpaid on the shares of the Member (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of those shares made payable at fixed times.

4.2      The Directors may revoke or postpone a call.

         Time of call

4.3      A call is deemed to be made at the time when the resolution of the
         Directors authorising the call is passed.

         Members' liability

4.4      On receiving at least 14 days' notice specifying the time or times and place of payment, each Member must pay to the Company at the time or times and place so specified the amount called on the
         Member's shares.

4.5      The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

4.6      The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

         Interest on default

4.7      If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the rate, not exceeding 20% per annum, determined by the
         Directors, but the Directors may waive payment of that interest wholly or in part.

         Fixed instalments deemed calls

4.8      Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, whether on account of the nominal value of the share or by way of premium, is deemed for the purposes of these Articles to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all

         the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

         Differentiation between shareholders as to calls

4.9      The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

         Prepayment of calls

4.10     The Directors may accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

4.11     The Directors may authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed on between the Directors and the Member paying the sum.

4.12     For the purposes of Article 4.11, the prescribed rate of interest is:

         (a)  if the Company has, by resolution, fixed a rate - the rate so fixed; and

         (b)  in any other case - 20% per annum.

PART 5 - TRANSFER OF SHARES

         Forms of instrument of transfer

5.1      Subject to these Articles, a Member may transfer all or any of the
         Member's shares by instrument in writing in any usual or common form or in any other form that the Directors approve.

5.2      An instrument of transfer referred to in Article 5.1 must be executed by or on behalf of both the transferor and the transferee.

         Registration procedure

5.3      The instrument of transfer must be left for registration at the
         Registered Office accompanied by the certificate for the shares to which it relates and such information as the Directors properly require to show the right of the transferor to make the transfer, and in that event, the Company must, subject to the powers vested in the Directors by these Articles, register the transferee as a shareholder.

5.4      A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the shares and a transfer of shares does not pass the right to any dividends declared on the shares until such registration.

         Directors may decline to register

5.5      The Directors may decline to register any transfer of shares, without being bound to give any reason whatsoever for so doing.

         Branch register

5.6      The Company may, in accordance with the Corporations Law, cause to be kept in any place outside the State a branch register of Members and the Directors may at their discretion, subject to the
         Corporations Law, make provisions for transfer of shares of the
         Company between the Register and branch registers.

PART 6 - TRANSMISSION OF SHARES

         Transmission of shares on death of holder

6.1      In the case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where the deceased was a sole holder, are the only persons recognised by the Company as having any title to the deceased's interest in the shares, but this
         Article does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by the deceased with other persons.

         Right to registration on death or bankruptcy

6.2      Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, on such information being produced as is properly required by the
         Directors, either elect to be registered as holder of the share or nominate another person to be registered as the transferee of the share. Where the surviving joint holder becomes entitled to a share in consequence of the death of a Member the Directors must, on satisfactory evidence of that death being produced to them, direct the Register to be altered accordingly.

6.3      If the person becoming entitled elects to be registered as holder of the share under Article 6.2 the person must deliver or send to the Company a notice in writing signed by the person in such form as the Directors approve stating that the person so elects.

6.4      If the person becoming entitled nominates another person to be registered as the transferee of the share under Article 6.2 the person must execute a transfer of the share to the other person.

6.5      All the limitations, restrictions and provisions of these Articles relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

         Effect of transmission

6.6      If the registered holder of a share dies or becomes bankrupt, the personal representative or the trustee of the estate of the registered holder, as the case may be, is, on the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights
         (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if the registered holder had not died or become bankrupt.

6.7     If two or more persons are jointly entitled to any share in consequence of the death of the registered holder, they are, for the purpose of these Articles, deemed to be joint holders of the share.

PART 7--FORFEITURE OF SHARES

         Notice requiring payment of call

7.1      If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of such
         non-payment.

7.2      The notice must name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

         Forfeiture for failure to comply with notice

7.3      If the requirements of a notice served under Article 7.1 are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the
         Directors to that effect.

7.4      Such a forfeiture includes all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

7.5      Any share forfeited under Article 7.3 may be sold, re-allotted or otherwise disposed of to whom and on such terms and conditions, subject to the Corporations Law, as the Directors think fit.

7.6      If any share is forfeited under Article 7.3 notice of the
         forfeiture must be given to the Member holding the share
         immediately prior to the forfeiture and an entry of forfeiture with the date thereof must be made in the Register.

         Cancellation of forfeiture

7.7      At any time before a sale or disposition of a share, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

         Effect of forfeiture on former holder's liability

7.8      A person whose shares have been forfeited ceases to be a Member in respect of the forfeited shares, but remains liable to pay the
         Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares (including interest at the rate, not exceeding 20% per annum, determined by the Directors from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of the interest and also expenses owing), but that person's liability ceases if and when the Company receives payment in full of all money (including interest and expenses) so payable in respect of the shares.

         Evidence of forfeiture

7.9      A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited in accordance with the
         Articles on the date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

         Transfer of forfeited share

7.10     The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

7.11     On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the
         application of any money paid as consideration.

7.12     The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

PART 8--CONVERSION OF SHARES INTO STOCK

         Company may convert shares into stock

8.1      The Company may, by resolution in general meeting, convert all or any of its paid up shares into stock and re-convert any stock into paid up shares of any nominal value.

         Transfer of stock

8.2      Subject to Article 8.3, when shares have been converted into stock, the provisions of these Articles relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or of any part of the stock.

8.3      The Directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum must not exceed the aggregate of the nominal values of the shares from which the stock arose.

         Stockholders' rights

8.4      The holders of stock have, according to the amount of the stock held by them, the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as they would have if they held the shares from which the stock arose.

8.5      No privilege or advantage (except participation in the dividends and profits of the Company and in the property of the Company on winding up) is conferred by any amount of stock that would not, if existing in shares, have conferred that privilege or advantage.

         Application of Articles to stock

8.6      The provisions of these Articles that are applicable to paid up shares apply to stock, and references in those provisions to share and Member include references to stock and stockholder
         respectively.

                                     -10-

PART 9--ALTERATION OF CAPITAL

         Company's power to alter capital

9.1      The Company in general meeting may by resolution:

         (a)  increase its authorised share capital by the creation of new shares of such amount as is specified in the
      resolution;

 (b)  consolidate and divide all or any of its authorised share capital into shares of a larger amount than its existing
      shares;

         (c)  subdivide all or any of its shares into shares of a
              smaller amount than its existing shares but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each such share of a smaller
              amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

         (d)  cancel shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by
              any person or have been forfeited and reduce its authorised share capital by the amount of the shares so cancelled.

         Reduction of capital

9.2      Subject to the Corporations Law, the Company in general meeting may, by special resolution, reduce its share capital, any capital redemption reserve fund or any share premium account.

         Buy-back authorisation

9.3      Subject to the Corporations Law, the Company may buy ordinary shares in the capital of the Company on terms decided by the
         Directors. This Article ceases to have effect on the day three years after the latest of the incorporation of the Company, adoption of these Articles and last renewal of this Article.

PART 10--GENERAL MEETINGS

         Annual general meeting

10.1     Annual general meetings of the Company are to be held in accordance with the Corporations Law.

         General meeting

10.2     The Directors may convene a general meeting of the Company whenever they think fit.

         Notice of general meeting

10.3     Subject to the provisions of the Corporations Law relating to special resolutions and agreements for shorter notice, at least 14 days' notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given)
         specifying the place, day and the hour of the meeting and, in the case of special business, the general nature of that business, must be given to such persons as are entitled to receive notices from the Company.

         The non-receipt of notice of a general meeting by, or the
         accidental omission to give notice of a general meeting to, a person entitled to receive notice does not invalidate any
         resolution passed at the general meeting.

                                     -11-

         Special business of general meeting

10.4     All business that is transacted at a general meeting is special with the exception at an annual general meeting of the declaration of a dividend, the consideration of the accounts and the reports of the Directors and the Auditor, the appointment of the Auditor and the election of Directors.

         Requisitioned meeting

10.5     The Directors must, on the written requisition of:

         (a)  not less than 100 Members holding shares in the Company on which there has been paid up an average sum, per Member, of not less than $200; or

         (b)  a Member who is entitled or Members who are together entitled, to not less than 5% of the total voting rights of all Members having at the date of the deposit of the requisition a right to vote at general meetings;

         immediately convene a general meeting of the Company to be held as soon as practicable but, in any case, not later than two months after the deposit of the requisition.

         Objects of requisitioned meeting

10.6     The requisition for a general meeting must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

         Convening requisitioned meeting

10.7     If the Directors do not, within 21 days after the deposit of the requisition, proceed to convene a general meeting the
         requisitionists or any of them representing more than one-half of the total voting rights of all of them may themselves, in the same manner as nearly as possible as that in which meetings are to be convened by the Directors, convene a meeting, but a meeting so convened may not be held after the expiration of three months from the date of the deposit of the requisition.

         Expenses of requisitioned meeting

10.8     Any reasonable expenses incurred by the requisitionists by reason of the failure of the Directors to convene a general meeting must be paid to the requisitionists by the Company and any sum so paid must be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration in respect of their services to such of the Directors as were in default.

         Postponement or cancellation of meeting

10.9     The Directors may postpone or cancel any general meeting whenever they think fit (other than a meeting convened as a result of a requisition under Article 10.5 or by requisitionists under Article
         10.7).

PART 11--PROCEEDINGS AT GENERAL MEETINGS

         Representation of Member

11.1     Any Member may be represented at any meeting of the Company by a proxy or attorney.

                                      - 12 -

11.2     If a body corporate is a Member it may also, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative either at a particular general meeting or at all general meetings of the Company or of any class of Members.

11.3     A person authorised under Article 11.2 is, in accordance with that authority and until it is revoked by the body corporate, entitled to exercise the same powers on behalf of the body corporate as the body corporate could exercise if it were a natural person who was a Member.

11.4     Unless the contrary intention appears, a reference to a Member in the succeeding provisions of this Part II means a Member, a proxy or attorney of a Member or a person appointed under Article 11.2 to represent a body corporate which is a Member.

         Quorum

11.5     No business may be transacted at any general meeting unless a quorum is present comprising 2 members present in person or by proxy, attorney or representative appointed under Article 11.2 and entitled to vote at the meeting. If a quorum is present at the beginning of a meeting it is deemed present throughout the meeting unless the chairman of the meeting otherwise declares, on the chairman's own motion or at the instance of a Member, proxy, attorney or representative appointed under Article 11.2.

         Failure to achieve quorum

11.6     If a meeting is convened on the requisition of Members and a quorum is not present within half an hour from the time appointed for the meeting, the meeting must be dissolved.

11.7     If a meeting is convened in any other case and a quorum is not present within half an hour from the time appointed for the meeting:

         (a)  the meeting must be adjourned to such day, time and place as the Directors determine or if no determination is made
              by them to the same day in the next week at the same time
              and place; and

         (b)  if at the adjourned meeting a quorum is not present
              within half an hour from the time appointed for the
              meeting the meeting must be dissolved.

         Appointment and powers of chairman of general meeting

11.8     If the Directors have elected one of their number as chairman of their meetings, that person must preside as chairman at every general meting.

11.9     If a general meeting is held and:

         (a)  a chairman has not been elected as provided by Article
              11.8; or

         (b)  the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is
              unable or unwilling to act,

         then the deputy chairman elected under Article 14.16 (if any) must act as chairman of the meeting. If there is no such person or that person is absent or unable or unwilling to act, the
         Directors present must elect one of their

                                      - 13 -

         number to be chairman of the meeting, or, if no Director is present or if all Directors present decline to take the chair, the
         Members present must elect one of their number to be chairman of the meeting.

         Adjournment of general meeting

11.10    The chairman may, with the consent of any meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from day to day, time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11    When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

11.12    Except as provided by Article 11.11, it is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

         Voting at general meeting

11.13    At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

         (a)  by the chairman;

         (b)  by not less than five Members having the right to vote at the meeting;

         (c)  by a Member or Members present who are together entitled to not less than 10% of the total voting rights of all
              the Members having the right to vote at the meeting; or

         (d)  by a Member or Members present and holding shares in the
              Company conferring a right to vote at the meeting, being
              shares on which an aggregate sum has been paid up equal
              to not less than 10% of the total sum paid up on all the
              shares conferring that right.

         Unless a poll is properly demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the
         proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

         Questions decided by majority

11.14    Subject to the requirements of the Corporations Law in relation to special resolutions, a resolution is taken to be carried if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution exceeds one half.

         Poll

11.15    If a poll is properly demanded, it must be taken in such manner and (subject to Article 11.16) either at once or after an
         interval or adjournment or otherwise as the chairman directs, and the result of the poll is the resolution of the meeting at which the poll was demanded.

                                    - 14 -

11.16    A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

11.17    The demand for a poll may be withdrawn.

         Equality of votes

11.18    If there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is not entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or attorney or representative of a Member.

         Entitlement to vote

11.19    Subject to any rights or restrictions for the time being attached to any class or classes of shares and to these Articles:

         (a)  on a show of hands every person present who is a Member or a proxy, attorney or representative of a Member has one
              vote; and

         (b)  on a poll every person present who is a Member or proxy, attorney or representative of a Member has one vote for
              each share that the person holds or represents (as the
              case may be).

         Joint shareholders' vote

11.20    In the case of joint holders of a share in the Company the vote of the senior who tenders a vote, whether in person or by proxy, attorney or representative, must be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names stand in the Register.

         Vote of shareholder of unsound mind

11.21    If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health then the Member's committee or trustee or such other person as properly has the management of the
         Member's estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

         Effect of unpaid call

11.22    A Member is not entitled to vote at a general meeting unless all calls and other sums presently payable by the Member in respect of shares in the Company have been paid.

         Objection to voting qualification

11.23    An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

11.24    Any such objection must be referred to the chairman of the meeting, whose decision is final.

11.25    A vote not disallowed under such an objection is valid for all purposes.

                                    - 15 -

         Appointment of proxy

11.26    An instrument appointing a proxy must be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member.

11.27    An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, if an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

11.28    An instrument appointing a proxy is deemed to confer authority to demand or join in demanding a poll.

11.29    An instrument appointing a proxy must be in the form approved by the Directors from time to time.

         Deposit of proxy and other instruments

11.30    An instrument appointing a proxy may not be treated as valid unless the instrument, and the power of attorney or other
         authority (if any) under which the instrument is signed or a copy of that power or authority certified as a true copy by statutory declaration is or are received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting.

         Validity of vote in certain circumstances

11.31    A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind,
         revocation or transfer has been received by the Company at its
         Registered Office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

         Director entitled to notice of meeting

11.32    A Director is entitled to receive notice of and to attend all general meetings and all separate general meetings of the holders of any class of shares in the Company and is entitled to speak at those meetings.

PART 12 - THE DIRECTORS

         Number of Directors

12.1     The number of Directors must not be less than 3 nor more than 10.
         The names of the first Directors will be determined in writing by the subscribers to the memorandum of association of the Company and those Directors will continue in office subject to these
         Articles. The Company in general meeting may, by resolution, increase or reduce the number of Directors.

                                     -16-

         Share qualification of Directors

12.2     A Director is not required to hold any share in the Company.

         Appointment of Director

12.3     The Company in general meeting may by resolution and the Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number determined in accordance with Article 12.1.

         Removal of Director

12.4     The Company in general meeting may by resolution remove any Director from office and may by resolution appoint another person in that
         Director's stead.

         Remuneration of Directors

12.5     The Directors may be paid such remuneration as is determined from time to time by the Company in general meeting.  That remuneration is deemed to accrue from day to day.  A Director who retires, and is not reappointed in accordance with these Articles, may be paid a retirement benefit in recognition of past services in the amount determined by the
         Directors, but not exceeding the amount permitted by the Corporations
         Law.

12.6     The Directors may also be paid all travelling and other expenses properly incurred by them in attending, participating in and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.

         Director's interests

12.7     No Director is disqualified by the Director's office and the fiduciary relationship established by it from holding any office or place of profit (other than that of Auditor) under the Company.  Any Director may (subject to the Corporations Law):

         (a)  be or become a director of or otherwise hold office or a place of profit in any other company promoted by the Company or in which the Company may be interested as vendor, shareholder or otherwise;

         (b)  contract or make any arrangement with the Company whether as vendor, purchaser, broker, solicitor or accountant or other professional person or otherwise and any contract or arrangement entered or to be entered into by or on behalf of the Company in which any Director is in any way interested is not avoided for that reason; and

         (c)  participate in any association, institution, fund, trust or scheme for past or present employees or Directors of the Company, a related body corporate or any of their respective predecessors in business or their dependants or persons connected with them.

12.8     Any Director who:

         (a)  holds any office or place of profit under the Company;

         (b)  holds any office or place of profit referred to in Article
              12.7(a);

                                     -17-

         (c)  is involved in a contract or arrangement referred to in Article
              12.7(b); or

         (d)  participates in an association or otherwise under Article 12.7(c),

         is not by reason only of any of those facts or any interest resulting from it or the fiduciary relationship established by it liable to account to the Company for any remuneration or other benefits accruing from it.

12.9     Each Director must disclose that Director's interests to the Company in accordance with the Corporations Law and the Secretary must record any such declaration in the minutes of the relevant meeting.

12.10    No Director may vote in respect of any contract or proposed contract or arrangement in which the Director has a material interest (other than an interest arising merely as a director of a related body corporate)
         and if the Director does so vote then that vote may not be counted.
         Directors may vote in respect of a contract for insurance of the company or its officers against a liability incurred by officers as officers of the Company or a related body corporate.

12.11    The restrictions contained in Article 12.10 may at any time or times be suspended or relaxed to any extent and either prospectively or retrospectively by resolution of the Company in general meeting.

12.12    A Director or a Director's firm may act in a professional capacity
         (other than as Auditor) for the Company and a Director or a Director's
         firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

12.13    A Director may, notwithstanding the Director's interest, and whether or not the Director is entitled to vote or does vote, participate in the execution of any instrument by or on behalf of the Company and whether through signing or sealing the same or otherwise.

         Vacation of office of Director

12.14    In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Law, the office of a Director becomes vacant if the Director:

         (a)  becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

         (b)  resigns from the office by notice in writing to the Company; or

         (c)  is absent without the consent of the remaining Directors from meetings of the Directors held during a period of six months.

PART 13 - POWERS AND DUTIES OF DIRECTORS

         Directors to manage Company

13.1     Subject to the Corporations Law and to any other provision of these
         Articles the business of the Company is managed by the Directors, who may exercise all such powers of the Company as are not, by the
         Corporations Law or by these Articles, required to be exercised by the
         Company in general meeting.

                                         -18-

13.2     Without limiting the generality of Article 13.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

         Appointment of attorney

13.3     The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), and for such period and subject to such conditions as they think fit.

13.4     Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the
         Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

         Minutes

13.5     The Directors must cause minutes to be made:

         (a)  of the names of the Directors present at or involved in all general meetings and all meetings of the Directors; and

         (b)  of all proceedings of general meetings and of meetings of
              Directors,

         and cause those minutes to be entered, within one month after the relevant meeting is held, in the minute book.

13.6     The minutes referred to in Article 13.5 must be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting.

         Execution of Company cheques etc

13.7     All cheques, promissory notes, bankers' drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the
         Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner and by such persons as the
         Directors determine from time to time.

PART 14 - PROCEEDINGS OF DIRECTORS

         Director's meetings

14.1     The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

14.2     A Director may at any time, and the Secretary must on the requisition of a Director, convene a meeting of the Directors.

         Questions decided by majority

14.3     Subject to these Articles, questions arising at a meeting of Directors are to be decided by a majority of votes of Directors involved and voting and any such decision is for all purposes deemed a decision of the Directors.

                                         -19-

14.4     An Alternate Director involved in any meeting of Directors has one vote for each Director for which that person is an Alternate Director and if that person is a Director also has one vote as a Director.

14.5     In the event of an equality of votes the chairman of the meeting does not have a casting vote.

         Alternate Directors

14.6     A Director may appoint a person (whether a Member of the Company or not) to be an Alternate Director in the Director's place during such period as the Director thinks fit.

14.7     An Alternate Director is entitled to notice of all meetings of the
         Directors and, if the appointor is not involved in such a meeting, is entitled to participate and vote in the appointor's stead.

14.8     An Alternate Director may exercise any powers that the appointor may exercise and in the exercise of any such power the Alternate Director is an officer of the Company and is not deemed an agent of the appointor.

14.9     An Alternate Director is not required to hold any share in the Company.

14.10    An Alternate Director is subject in all respects to the conditions attaching to the Directors generally except that an Alternate Director is not entitled to any remuneration under Article 12.5 otherwise than from the Alternate Director's appointor.

14.11    The appointment of an Alternate Director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor vacates office as a Director.

14.12    An appointment, or the termination of an appointment, of an Alternate
         Director must be effected by a notice in writing signed by the Director who makes or made the appointment and served on the Company.

14.13    The notice of appointment or termination of appointment of an Alternate
         Director may be served on the Company by leaving it at the Registered
         Office or by forwarding it by facsimile transmission to the Registered
         Office and in the case of a facsimile transmission, the appearance at the end of the message of the name of the Director appointing or terminating the appointment is sufficient evidence that the Director has signed the notice.

         Quorum for Directors' meetings

14.14    At a meeting of Directors, the number of Directors whose involvement is necessary to constitute a quorum is 2 or such greater number as is determined by the Directors from time to time.  Notwithstanding Article
         12.10, a Director who has a material interest in any contract or proposed contract or arrangement may be counted in the quorum involved in any Directors' meeting at which such contract, proposed contract or arrangement is considered.

                                     -20-

        Remaining Directors may act

14.15   In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Director or Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of:

        (a)   increasing the number of Directors to a number sufficient
              to constitute such a quorum; or

         (b)  convening a general meeting of the Company.

         Chairman of Directors

14.16   The Directors must elect one of their number as chairman of their meetings and may determine the period for which the person elected as chairman is to hold office. The Directors may also elect one of their number as deputy-chairman of their meetings and may determine the period for which the person elected as deputy-chairman is to hold office.

14.17   When a Directors' meeting is held and:

        (a)   a chairman has not been elected as provided by Article 14.16;
              or

         (b)  the chairman is not present within ten minutes after the time appointed for the holding of the meeting or is unable or
              unwilling to act,

         the deputy-chairman (if any) must act as chairman of the meeting.
         If there is no such person or that person is absent or unable or unwilling to act, the Directors involved must elect one of their number to be a chairman of the meeting.

         Directors' committees

14.18    The Directors may delegate any of their powers, other than powers required by law to be dealt with by the directors as a board, to a committee or committees consisting of at least one of their number and such other persons as they think fit.

14.19    A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Directors and a power so exercised is deemed to have been exercised by the Directors.

14.20    The members of such a committee may elect one of their number as chairman of their meetings.

14.21    If such a meeting is held and:

         (a)  a chairman has not been elected as provided by Article
              14.20; or

         (b)  the chairman is not present within ten minutes after the time appointed for the holding of the meeting or is unable or
              unwilling to act,

         the members involved may elect one of their number to be chairman of the meeting.

14.22    A committee may meet and adjourn as it thinks proper.

                                     -21-

14.23    Questions arising at a meeting of a committee are to be determined by a majority of votes of the members involved and voting.

14.24    In the event of there being an equality of votes, the chairman, in addition to the chairman's deliberative vote, has a casting vote.

         Written resolution by Directors

14.25    A resolution in writing signed by all the Directors who are eligible to vote on the resolution is as valid and effectual as if it had been passed at a meeting of the Directors held at the time when the written resolution was last signed by an eligible
         Director. Any such resolution may consist of several documents in like form, each signed by one or more Directors.

         Directors' meetings defined

14.26    The Directors may conduct meetings without Directors being in the physical presence of other Directors provided that all the
         Directors involved in the meeting are able simultaneously to hear each other and to participate in discussion.

14.27    Article 14.26 applies to meetings of Directors' committees as if all members were Directors.

         Validity of acts of Directors

14.28    All acts done by any meeting of the Directors or of a committee of
         Directors or by any person acting as a Director are,
         notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a Director or a member of the committee, or to act as a Director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee.

         Appointment of Managing and Executive Directors

14.29    The Directors may from time to time appoint one or more of their number to the office of Managing Director or Executive Director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

         Remuneration of Managing and Executive Directors

14.30    A Managing Director or Executive Director may, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the
         Directors determine.

         Powers of Managing and Executive Directors

14.31    The Directors may, on such terms and conditions and with such restrictions as they think fit, confer on a Managing Director or an
         Executive Director any of the powers exercisable by them.

14.32    Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors.

14.33    The Directors may at any time withdraw or vary any of the powers so conferred on a Managing Director or an Executive Director.

                                     -22-

PART 15--SECRETARY

         Appointment of Secretary

15.1     There must be at least one Secretary of the Company who may be appointed by the Directors for such term, at such remuneration and on such conditions as they think fit.

         Suspension and removal of Secretary

15.2     The Directors have power to suspend or remove a Secretary.

         Powers and duties of Secretary

15.3     The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and a
         Secretary must exercise all such powers and authorities subject at all times to the control of the Directors.

         Secretary to attend meetings

15.4     A Secretary is entitled to participate in all meetings of the
         Directors and all general meetings of the Company and may be heard on any matter.

PART 16--COMMON SEAL AND OFFICIAL SEAL

         Custody of common seal

16.1     The Directors must provide for the safe custody of the common seal.

         Use of common seal

16.2     The common seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the common seal, and every document to which the common seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

         Use of official seals

16.3     The Company may have for use outside the State in place of the common seal one or more official seals, each of which must be a facsimile of the common seal with the addition on its face of the name of every place where it is to be used.

16.4     The Company may by writing under its common seal empower a person in a place either generally or in respect of a specified matter to affix its official seal for that place to any instrument to which the Company is a party.

PART 17--INSPECTION OF RECORDS

         Inspection by Members

17.1     Except as otherwise required by the Corporations Law, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other

                                     -23-

         than Directors, and a Member other than a Director does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

PART 18--DIVIDENDS AND RESERVES

         Declaration of final dividend

18.1     Subject to the rights of persons (if any) entitled to shares with special rights to dividend, the Directors may declare a final dividend out of profits in accordance with the Corporations Law and may authorise the payment or crediting by the Company to the
         Members of such a dividend.

         Directors may authorise interim dividend

18.2     The Directors may authorise the payment or crediting by the Company to the Members of such interim dividends as appear to the Directors to be justified by the profits of the Company.

         No interest on dividends

18.3     Interest may not be paid by the Company in respect of any dividend, whether final or interim.

         Reserves and profits carried forward

18.4     The Directors may, before declaring #14# any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

18.5     Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

18.6     The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

         Calculation and apportionment of dividends

18.7     Subject to the rights of persons (if any) entitled to shares with special rights to dividend and to the terms of any issue of shares to the contrary all dividends are to be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, and are to be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

18.8     An amount paid or credited as paid on a share in advance of a call is not to be taken as paid or credited as paid on the share for the purposes of Article 18.7.

         Deductions from dividends

18.9     The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by that Member to the
         Company on account of calls or otherwise in relation to shares in the Company.

                                     -24-

         Distribution of specific assets

18.10    The Directors, when paying or declaring a dividend, may direct payment of a dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation.

18.11    If a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the
         Directors consider expedient. If a distribution of specific assets to a particular Member or Members is illegal or, in the Directors'
         opinion, impracticable then the Directors may make a cash payment to that Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

         Payment by cheque and receipts from joint holders

18.12    Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed:

         (a) to the address of the holder as shown in the Register or, in the case of joint holders, to the address shown in the Register as the address of the joint holder first named in the Register; or

         (b) to such other address as the holder or joint holders in writing directs or direct.

18.13    Any one of two or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

         Unclaimed dividends

18.14    All dividends declared but unclaimed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

PART 19 -- CAPITALISATION OF PROFITS

         Capitalisation of reserves and profits

19.1     The Directors may resolve that it is desirable to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members, and that the sum is applied, in any of the ways mentioned in Article 19.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

19.2     The ways in which a sum may be applied for the benefit of Members under
         Article 19.1 are:

         (a) in paying up any amounts unpaid on shares held by Members;

                                     -25-

         (b) in paying up in full unissued shares or debentures to be issued to
             Members as fully paid; or

         (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

19.3     The Directors may do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

         (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

         (b) authorise any person to make, on behalf of all or any of the
             Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any such agreement is effective and binding on all the Members concerned.

PART 20 -- NOTICES

         Service of notices

20.1     A notice may be given by the Company to any Member or other person receiving notice under these Articles either by serving it on the person personally or by sending it by post or facsimile transmission to the person at their address as shown in the Register or the address supplied by the person to the Company for the giving of notices to the person.

20.2     If a notice is sent by post, service of the notice is deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and the notice is deemed to have been served on the day after the date of its posting.

20.3     If a notice is sent by facsimile transmission, service of the notice is deemed to be effected by properly addressing the facsimile transmission and transmitting same and to have been served on the day following its despatch.

20.4     A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

20.5     Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every notice given in accordance with this Article to the person from whom that person derives title prior to registration of that person's title in the Register.

         Persons entitled to notice of general meeting

20.6     Notice of every general meeting must be given in a manner authorised by
         Article 20.1 and in accordance with the Corporations Law to:

         (a)     Every Member;

                                     -26-

         (b)     every Director and Alternate Director; and

         (c)     the Auditor.

20.7     No other person is entitled to receive notices of general meetings.

PART 21 - WINDING UP

         Distribution of assets

21.1     If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

21.2     The liquidator may, with the sanction of a special resolution of the
         Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

PART 22 - INDEMNITY

         Indemnity of officers

22.1     Every person who is or has been a director, secretary or executive officer of the Company and its Related Bodies Corporate may, if the
         Directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the Company against any liabilities for costs and expenses incurred by that person:

         (a)  in defending any proceedings relating to that person's position with the Company, whether civil or criminal, in which
              judgment is given in that person's favour or in which that person is acquitted or which are withdrawn before judgment; or

         (b)  in connection with any administrative proceedings relating to that person's position with the Company, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favour or in which that person is not acquitted or which arise out of conduct involving a lack of good faith; or

         (c)  in connection with any application in relation to any proceedings relating to that person's position with the
              Company, whether civil or criminal, in which relief is
              granted to that person under the Corporations Law by the court.

22.2     Every person who is or has been a director, secretary or executive officer of the Company and its Related Bodies Corporate may, if the
         Directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the Company against any liability to another person (other than the Company or its Related
         Bodies Corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

                                     -27-

22.3     The Company may pay a premium for a contract insuring a person who is or has been a director, secretary or executive officer of the Company and its Related Bodies Corporate against:

         (a)  any liability incurred by that person as such an officer which does not arise out of conduct involving a wilful breach of duty in relation to the Company or a contravention of
              sections 232(5) or (6) of the Corporations Law; and

         (b)  any liability for costs and expenses incurred by that person in defending proceedings relating to that person's position with the Company, whether civil or criminal, and whatever their outcome.

         WE the several persons whose names and addresses are subscribed, being subscribers to the Memorandum of Association, hereby agree to the foregoing Articles of Association.

                      Names and addresses                Signatures of
                      of subscribers                     subscribers

                      SHOWERING, Adrienne                /s/ Adrienne Showering
                      14 Martin Road
                      Centennial Park NSW 2021

                      MAZZOCHI, Richard John Patrick     /s/ R. Mazzochi
                      61 Glover Street
                      Mosman NSW 2088

                      KELL, John Russell                 /s/ John Kell
                      Unit 202
                      66 McLachlan Avenue
                      Rushcutters Bay NSW 2011

                      HEWIT, Colin Irvine                /s/ C. Hewit
                      12 Rowe Street
                      Roseville Chase NSW 2069

                      LIDDEN, Louise Elizabeth           /s/ L. Lidden
                      52A James Henty Drive
                      Dural NSW 2158

         DATED the 5 of February 1996,

         WITNESS to the above signatures:

         Name: Grace But

         Address:  1 Farrer Place
                   Sydney NSW 2000

         Signature:  /s/ Grace But

                          MORTGAGE RESOURCES LIMITED
                       INDEX OF ARTICLES OF ASSOCIATION

ARTICLE                    SUBJECT                                         PAGE

1                   PRELIMINARY                                               1

2                   SHARE CAPITAL AND VARIATION OF RIGHTS                     2

3                   LIEN                                                      4

4                   CALLS ON SHARES                                           5

5                   TRANSFER OF SHARES                                        6

6                   TRANSMISSION OF SHARES                                    7

7                   FORFEITURE OF SHARES                                      8

8                   CONVERSION OF SHARES INTO STOCK                           9

9                   ALTERATION OF CAPITAL                                    10

10                  GENERAL MEETINGS                                         10

11                  PROCEEDINGS AT GENERAL MEETINGS                          11

12                  THE DIRECTORS                                            15

13                  POWERS AND DUTIES OF DIRECTORS                           17

14                  PROCEEDINGS OF DIRECTORS                                 18

15                  SECRETARY                                                22

16                  COMMON SEAL AND OFFICIAL SEAL                            22

17                  RECORDS - INSPECTION OF                                  22

18                  DIVIDENDS AND RESERVES                                   23

19                  PROFITS - CAPITALISATION OF                              24

20                  NOTICES                                                  25

21                  WINDING UP                                               26

22                  INDEMNITY                                                26

                                   CONTENTS

                                                                           PAGE

PART 1 -- PRELIMINARY

       1.1   Definitions
       1.2   Interpretation
       1.5   Table A not to apply

PART 2 -- SHARE CAPITAL AND VARIATION OF RIGHTS

       2.1   Directors to issue shares
       2.3   Preference shares
       2.4   Variation of rights
       2.7   Commission and brokerage
       2.10  Recognition and disclosure of interests
       2.12  Right to share and option certificate
       2.14  Joint holders of shares

PART 3 -- LIEN

       3.1   Lien on share
       3.4   Sale under lien
       3.6   Transfer on sale under lien
       3.9   Proceeds of sale

PART 4 -- CALLS ON SHARES

       4.1   Directors to make calls
       4.3   Time of call
       4.4   Members' liability
       4.7   Interest on default
       4.8   Fixed instalments deemed calls
       4.9   Differentiation between shareholders as to calls
       4.10  Prepayment of calls

PART 5 -- TRANSFER OF SHARES

       5.1   Forms of instrument of transfer
       5.3   Registration procedure
       5.5   Directors may decline to register
       5.6   Branch register

PART 6 -- TRANSMISSION OF SHARES

       6.1   Transmission of shares on death of holder
       6.2   Right to registration on death or bankruptcy
       6.6   Effect of transmission

PART 7 -- FORFEITURE OF SHARES

       7.1   Notice requiring payment of call
       7.3   Forfeiture for failing to comply with notice
       7.7   Cancellation of forfeiture
       7.8   Efect of forfeiture on former holder's liability
       7.9   Evidence of forfeiture
       7.10  Transfer of forfeited share

                                   -ii-

PART 8 -- CONVERSION OF SHARES INTO STOCK

       8.1    Company may convert shares into stock
       8.2    Transfer of stock
       8.4    Stockholders' rights
       8.6    Application of Articles to stock

PART 9 -- ALTERATION OF CAPITAL

       9.1    Company's power to alter capital
       9.2    Reduction of capital
       9.3    Buy-back authorisation

PART 10 -- GENERAL MEETINGS

       10.1   Annual general meeting
       10.2   General meeting
       10.3   Notice of general meeting
       10.4   Special business of general meeting
       10.5   Requisitioned meeting
       10.6   Objects of requisitioned meeting
       10.7   Convening requisitioned meeting
       10.8   Expenses of requisitioned meeting
       10.9   Postponement or cancellation of meeting

PART 11 -- PROCEEDINGS AT GENERAL MEETING

       11.1   Representation of Member
       11.5   Quorum
       11.6   Failure to achieve quorum
       11.8   Appointment and powers of chairman of general meeting
       11.10  Adjournment of general meeting
       11.13  Voting at general meeting
       11.14  Questions decided by majority
       11.15  Poll
       11.18  Equality of votes
       11.19  Entitlement to vote
       11.20  Joint shareholders' vote
       11.21  Vote of shareholder of unsound mind
       11.22  Effect of unpaid call
       11.23  Objection of voting qualification
       11.26  Appointment of proxy
       11.30  Deposit of proxy and other instruments
       11.31  Validity of vote in certain circumstances
       11.32  Director entitled to notice of meeting
       11.33  Resolution in writing

PART 12 -- THE DIRECTORS

       12.1   Number of Directors
       12.2   Share qualification of Directors
       12.3   Appointment of Director
       12.4   Removal of Director
       12.5   Renumeration of Directors
       12.7   Director's interests
       12.14  Vacation of office of Director

                                     -iii-

PART 13 -- POWERS AND DUTIES OF DIRECTORS

       13.1   Directors to manage Company
       13.3   Appointment of attorney
       13.5   Minutes
       13.7   Execution of Company cheques etc

PART 14 -- PROCEEDINGS OF DIRECTORS

       14.1   Directors' meetings
       14.3   Questions decided by majority
       14.6   Alternate Directors
       14.14  Quorum for Directors' meetings
       14.15  Remaining Directors may act
       14.16  Chairman of Directors
       14.18  Directors' committees
       14.25  Written resolutions by Directors
       14.26  Directors' meetings defined
       14.28  Validity of acts of Directors
       14.29  Appointment of Managing and Executive Directors
       14.30  Remuneration of Managing and Executive Director
       14.31  Powers of Managing and Executive Director

PART 15 -- SECRETARY

       15.1   Appointment of Secretary
       15.2   Suspension and removal of Secretary
       15.3   Powers and duties of Secretary
       15.4   Secretary to attend meetings

PART 16 -- COMMON SEAL AND OFFICIAL SEAL

       16.1   Custody of common seal
       16.2   Use of common seal
       16.3   Use of official seals

PART 17 -- INSPECTION OF RECORDS

       17.1   Inspection by Members

PART 18 -- DIVIDENDS AND RESERVES

       18.1   Declaration of final dividend
       18.2   Directors may authorise interim dividend
       18.3   No interest on dividends
       18.4   Reserves and profits carried forward
       18.7   Calculation and apportionment of dividends
       18.9   Deductions from dividends
       18.10  Distribution of specific assets
       18.12  Payment by cheque and receipts from joint holders
       18.14  Unclaimed dividends

PART 19 -- CAPITALISATION OF PROFITS

       19.1   Capitalisation of reserves and profits

PART 20 -- NOTICES

       20.1   Service of notices
       20.6   Persons entitled to notice of general meeting

                                      -iv-

PART 21 -- WINDING UP

       21.1   Distribution of assets

PART 22 -- INDEMNITY

       22.1   Indemnity